EXHIBIT  10.4


June  22,  1998


To  the  shareholders  of  PARK  COPPER  AND  GOLD  MINING  COMPANY,  LTD.

Atlas Mining Company has made an offer to purchase the stock of Park Copper and Gold. It is the feeling of the undersigned that the addition of Park Copper and Gold to Atlas would increase the benefits of the shareholders of both companies. Park Copper and Gold maintains mining claims in the immediate vicinity of Atlas Mining Company. The joining of the land holdings of Atlas and Park Copper and Gold will increase the companys' potential.

     Park Copper and Gold stock is not readily sellable on any exchange. With the exchange of stock ownership to Atlas Mining Company, the Park Copper and Gold shareholders will realize a tradeable stock with an appreciating value. Since January 1, 1998, Atlas Mining Company stock has sold between .47 and 1.00. We feel the value of outstanding shares of Park Copper and Gold stock is .095 per share. We herein offer to exchange your shares of Park Copper and Gold at the rate of one share of Atlas Mining Company for every 7.5 shares of Park Copper and Gold. Fractional shares will not be issued, however, fractions of one-half or more will be counted as one shares.

     As president of Park Copper & Gold, you should be aware that I have agreed to this exchange for my personal stock, and that I will be stepping down as president and resigning from the board upon completion of this transaction. The undersigned encourage you to send you stock to Transecurities International, Inc. for an exchange, along with signed copy of this letter agreeing to this transaction. We are enclosing a stamped envelope for that purpose.


____________________________________     ____________________________________
William  T.  Jacobson,  President              Donald  Ferguson,  President
ATLAS  MINING  COMPANY                         PARK  COPPER  &  GOLD  MINING
                                               COMPANY,  LTD.

The undersigned agrees to sell Park Copper and Gold Mining Company, Ltd stock to Atlas Mining Company as stated above.
                                          ____________________________________


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Signature(s) Guaranteed:                  ____________________________________


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